CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated May 15, 2014, relating to the financial statements and financial highlights which appear in the March 31, 2014 Annual Report to Shareholders of Legg Mason Investment Counsel Maryland Tax-Free Income Trust, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial highlights" and “FINANCIAL STATEMENTS” in such Registration Statement.

Baltimore, Maryland
November 7, 2014